                                                                   Exhibit 4.6.1


THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.


                                                                  March 17, 2000


                                     WARRANT

                  TO SUBSCRIBE FOR AND PURCHASE COMMON STOCK OF
                       PRECISION OPTICS CORPORATION, INC.

             VOID AFTER 5:00 P.M., NEW YORK TIME, ON MARCH 17, 2005,
           OR IF NOT A BUSINESS DAY, AS DEFINED HEREIN, AT 5:00 P.M.,
            NEW YORK TIME, ON THE IMMEDIATELY PRECEDING BUSINESS DAY

No. 1

         THIS CERTIFIES that, for good and valuable consideration, FIRST SECURITY VAN KASPER ("FSVK"), or registered assigns (the "Warrantholder"), is entitled to subscribe for and purchase from Precision Optics Corporation Inc., a Massachusetts corporation (the "Company"), at a price of $19.00 per share (such price, as from time to time to be adjusted as hereinafter provided, being hereinafter called the "Warrant Price"), at any time and from time to time prior to the Expiration Date (as defined below), up to 47,368 fully paid, nonassessable shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock"), subject, however, to the provisions and upon the terms and conditions hereinafter set forth, including without limitation the provisions of
Section 2 hereof. "Expiration Date" shall mean 5:00 P.M., New York time, on March 17, 2005, which is five years from the date hereof, or if not a Business Day, as defined herein, at 5:00 P.M., New York time, on the immediately preceding business day. "Business Day" shall mean a day other than a Saturday, Sunday or other day on which banks in the State of California are authorized by law to remain closed.

SECTION 1.        EXERCISE OF WARRANT

         (a)      CASH EXERCISE

         This Warrant may be exercised, at any time and from time to time prior to the Expiration Date, by the Warrantholder, in whole or in part (but not as to a fractional share of Common Stock and in no event for less than 500 shares (unless less than an aggregate of 500 shares are then purchasable under all outstanding Warrants held by a Warrantholder)), by the completion of the subscription form attached hereto and by the surrender of this Warrant (properly endorsed) at the Company's offices at 22 East Broadway, Gardner, Massachusetts (or at such other location in the United States as the Company may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and by payment to the Company of the Warrant Price, in cash or by certified or official bank check, for each share being purchased.

         (b)      NET EXERCISE

         Notwithstanding anything to the contrary contained in Section 1(a), the Warrantholder may elect to exercise this Warrant and receive shares on a "net exercise" basis in an amount equal to the value of this Warrant by delivery of the subscription form attached hereto and surrender of this Warrant at the principal office of the Company, in which event the Company shall issue to Holder a number of shares computed using the following formula:

                           X = (P)(Y)(A-B)
                               -----------
                                       A

         Where:            X = the number of shares of Common Stock to be issued
                               to Holder.

                           P = the portion of the Warrant being exercised.

                           Y = the number of shares of Common Stock issuable
                               upon exercise of this Warrant.

                           A = the Current Market Price (as determined pursuant
                               to Section 1(d)) of one share of Common Stock.

                           B = Warrant Price.

         (c)      PROCEDURE FOR EXERCISE

         In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the total number of whole shares of Common Stock so purchased, registered in the name of the Warrantholder, shall be delivered to the Warrantholder within a reasonable time, not exceeding five Business Days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Warrantholder within such time. With respect to any such exercise, the Warrantholder shall for all purposes be deemed to have become the holder of record of the number of shares of Common Stock evidenced by such certificate or certificates from the date on which this Warrant was surrendered and if exercise is pursuant to Section 1(a), payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. No fractional shares shall be issued upon exercise of this Warrant and no payment or adjustment shall be made upon any exercise on account of any cash dividends on the Common Stock issued upon such exercise. If any fractional interest in a share of Common Stock would, except for the provisions of this Section 1, be delivered upon any such exercise, the Company, in lieu of delivering the fractional share thereof, shall pay to the Warrantholder an amount in cash equal to the Current Market Price of such fractional interest, as determined below.

         (d)      CURRENT MARKET PRICE

         For any computation hereunder, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily Market Price per share for the 10 consecutive Trading Days prior to the date in question. "Market Price" is defined as the closing bid prices of such security on the principal United States securities exchange or trading market on which such security is listed or traded as reported by the Research Service of Nasdaq Trading and Market Services (or a comparable reporting service of national reputation), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Nasdaq, or, if no sale price is reported for such security by Nasdaq, the average of the bid and asked prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If Market Price cannot be established as described above, Market Price shall be the fair market value of the Common Stock as determined in good faith by the Board of Directors. The term "Trading Day" shall mean a day on which Nasdaq or the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business.

SECTION 2.        ADJUSTMENTS

         Prior to the Expiration Date, the Warrant Price and the number of shares issuable upon the exercise of this Warrant, shall be subject to adjustment from time to time as provided in this Section 2. In the event that any adjustment of the Warrant Price as required herein results in a fraction of a cent, such Warrant Price shall be rounded up or down to the nearest cent; provided that, in no event shall the Warrant Price per share be reduced below $.01.

         (a) SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company, at any time prior to the Expiration Date, subdivides (by any stock split, stock dividend, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Warrant Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time prior to the Expiration Date, combines (by reverse stock split, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Warrant Price in effect immediately prior to such combination will be proportionately increased.

         (b) ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Warrant Price pursuant to the provisions of this Section 2, the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased or decreased to equal the quotient obtained by dividing (i) the product of (A) the Warrant Price in effect immediately prior to such adjustment, multiplied by (B) the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment, by (ii) the adjusted Warrant Price.

         (c) CONSOLIDATION, MERGER OR SALE. In case of any capital reorganization or any reclassification of the shares of Common Stock of the Company, or in the case of any consolidation with or merger of the Company into or with another corporation or the sale of all or substantially all of its assets to another corporation effected in such a manner that the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as part of such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the holder of the Warrant shall have the right thereafter to receive, upon the exercise hereof, the kind and amount of shares of stock or other securities or property which the holder would have been entitled to receive if, immediately before such reorganization, reclassification, consolidation or merger, the holder had held the number of shares of Common Stock which were then purchasable upon the exercise of the Warrant had the Warrant been exercised. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the holder of the Warrant, to the end that the provisions set forth herein (including provisions with respect to adjustments of the exercise price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.

         (d) NOTICE OF ADJUSTMENT. Upon the occurrence of any event which requires any adjustment of the Warrant Price, then, and in each such case, the Company shall give notice thereof to the holder of this Warrant, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease in the number of shares issuable upon exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the Chief Financial Officer of the Company.

         (e) MINIMUM ADJUSTMENT OF THE EXERCISE PRICE. No adjustment of the Warrant Price shall be made in an amount of less than .1% of the Warrant Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than .1% of such Warrant Price.

         (f) NO FRACTIONAL SHARES. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Warrant Price of a share of Common Stock on the date of such exercise.

         (g)      OTHER NOTICES.  In case at any time:

                  (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (other than dividends or distributions payable in cash out of retained earnings consistent with the Company's past practices with respect to declaring dividends and making distributions) to the holders of the Common Stock;

                  (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

                  (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity; or

                  (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

                  (v) then, in each such case, the Company shall give to the holder of this Warrant (a) notice of the date or estimated date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable estimate thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least fifteen (15) days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above. Notwithstanding the foregoing, the Company may publicly disclose the substance of any notice delivered hereunder prior to delivery of such notice to the holder of this Warrant.

         (h)      NO ADJUSTMENT FOR DIVIDENDS

         Except as provided in Section 2(a) of this Agreement, no adjustment in respect of any cash dividends shall be made during the term of this Warrant or upon the exercise of this Warrant.

         (i)      FORM OF WARRANT AFTER ADJUSTMENTS

         The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number or kind of the shares purchasable pursuant to this Warrant, and Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant, as initially issued; PROVIDED, HOWEVER, that the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof. Any Warrant certificate thereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant certificate may be in the form so changed.

         (j)      TREATMENT OF WARRANTHOLDER

         Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Warrantholder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for all purposes and shall not be affected by any notice to the contrary.

         (k)      STOCK TO BE RESERVED

         The Company will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Company covenants that all shares of Common Stock which shall be so issued, upon full payment of the Warrant Price therefore or as otherwise set forth herein, shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be required to ensure that the par value per share, if any, of the Common Stock is at all times equal to or less than the effective Warrant Price. The Company will take all such action as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange or automated quotation system upon which the Common Stock of the Company may be listed. The Company will not take any action that results in any adjustment under this Section 2, if the total number of shares of Common Stock issued and issuable after such action upon exercise of this Warrant would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation. The Company has not granted and will not grant any right of first refusal with respect to shares issuable upon exercise of this Warrant, and there are no preemptive rights associated with such shares.

         (l)      ISSUE TAX

         The issuance of certificates for shares of Common Stock upon exercise of any Warrant shall be made without a charge to the Warrantholder for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Warrantholder.

         (m)      CLOSING OF BOOKS

         The Company will at no time close its transfer books against the transfer of the shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner that interferes with the timely exercise of this Warrant.

         (n)      DEFINITION OF COMMON STOCK

         As used herein the term "Common Stock" shall mean and include the Common Stock, par value $0.01, of the Company as authorized on the date hereof, or shares of any class or classes resulting from any recapitalization or reclassification thereof which are not limited to any fixed sum or percentage and are not subject to redemption by the Company and in case at any time there shall be more than one such resulting class, the shares of each class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassification bears to the total number of shares of all such classes resulting from all such reclassification.

SECTION 3.        REGISTRATION RIGHTS

                  FSVK (and certain assignees thereof) are entitled to the benefit of such registration rights in respect of the shares issuable upon exercise of this Warrant as are set forth in that certain Registration Rights Agreement dated as of March 17, 2000 among the Company, FSVK and the holders of the Company's Common Stock named therein (as such agreement may be amended in accordance with its terms).

SECTION 4.        NO STOCKHOLDERS RIGHTS OR LIABILITIES

         This Warrant shall not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Warrantholder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Warrantholder shall give rise to any liability of such Warrantholder for the Warrant Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

SECTION 5.        LOST, STOLEN, MUTILATED OR DESTROYED WARRANT

         In case the certificate or certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and an agreement of indemnity, if requested.

SECTION 6.        NOTICES

         All notices, requests and other communications required or permitted to be given or delivered hereunder shall be in writing, and shall be delivered, or shall be sent by certified or registered mail or overnight courier, postage prepaid, or by facsimile, and if to the Warrantholder , at First Security Van Kasper, 600 California Street, Suite 1700, San Francisco, CA 94108, Attention:
Ronald F. Richards, facsimile number (415) 675-2458, or to such address or facsimile number as shall have been furnished to the Company by notice from such Warrantholder and if to the Company, at 22 East Broadway, Gardner, MA 01440;
Attention: Chief Financial Officer, facsimile number (978) 630-1487, or at such other address or facsimile number as shall have been furnished to the Warrantholder by notice from the Company, with a copy to Ropes & Gray, One International Place, Boston, MA 02110, Attention: Patrick O'Brien, facsimile number (617) 951-7050.

SECTION 7.        RESTRICTIONS ON TRANSFER

         (a) If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the shares issuable hereunder), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such exercise, transfer, or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and sub-stance reasonably acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act.

         (b) Notwithstanding anything in the Warrant to the contrary, this Warrant shall not be exercisable to the extent (but only to the extent) that (a) the number of shares of Common Stock beneficially owned by the holder of this Warrant and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of this Warrant or the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein) and (b) the number of shares of Common Stock issuable upon exercise of this Warrant (or portion thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by such holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock. To the extent the above limitation applies, the determination of whether and to what extent this Warrant shall be exercisable with respect to other securities owned by such holder shall be in the sole discretion of the holder and submission of this Warrant for full or partial exercise shall be deemed to be the holder's determination of whether and the extent to which this Warrant is exercisable, in each case subject to such aggregate percentage limitation. No prior inability to exercise this Warrant pursuant to this Section shall have any effect on the applicability of the provisions of this Section with respect to any subsequent determination of exercisability. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (a) hereof. The restrictions contained in this
Section 8(g) may not be amended without the written consent of the Company and the holder of this Warrant.

SECTION 8.        AMENDMENTS AND WAIVERS

         This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

SECTION 9.        SEVERABILITY

         If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provisions shall be excluded from this Warrant, and the balance of this Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

SECTION 10.       GOVERNING LAW

         THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

SECTION 12.       HEADINGS

         The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

SECTION 13.       COUNTERPARTS

         This Warrant may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the Company and FSVK have executed this Warrant on and as of the day and year first above written.



                                       PRECISION OPTICS CORPORATION, INC.,
                                       A MASSACHUSETTS CORPORATION



                                       By: /s/ JACK P. DREIMILLER
                                           -------------------------------------
                                           Jack P. Dreimiller, Senior Vice
                                           President, Finance



Attest:


/s/ RICHARD E. FORKEY
------------------------------
Richard E. Forkey, President



                                       FIRST SECURITY VAN KASPER


                                       By: /s/ RONALD F. RICHARDS
                                           -------------------------------------
                                           Ronald F. Richards, Managing Director

                                SUBSCRIPTION FORM

                  (To be executed upon exercise of this Warrant)




_______________________:



         The undersigned hereby irrevocably elects to exercise the right of purchaser represented by the within Warrant for, and to purchase thereunder, ______________ shares of Common Stock, as provided for therein, and either tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check in the amount of $_____________ or, if the undersigned elects pursuant to Section 1(b) of the within Warrant to convert such Warrant into Common Stock a net issuance basis, the undersigned exercises the within Warrant by exchange under the terms of Section 1(b).

         Please issue a certificate or certificates for such Common Stock in the name of, and pay any cash for any fractional share to:

                                   Name:______________________________

                                   Address:___________________________

                                   Social
                                   Security No:_______________________

         If said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher number of shares.

                                   Name_______________________________

                                   Signature__________________________

                                   Note: The above signature must correspond
                                         exactly with the name on the first page
                                         of this Warrant or with the name of the
                                         assignee appearing in the assignment
                                         form below.

                                   ASSIGNMENT

                  (To be executed only upon assignment of Warrant)

         For value received, _______________________________ hereby sells, assigns and transfers unto _______________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ attorney, to transfer said Warrant on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:

                      Name(s) of
                      Assignee(s)/Address              No. of Warrants
                      -------------------              ---------------





And if said number of Warrants shall not be all the Warrants represented by the Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Warrant.


                                    Name_________________________

Dated: __________________           Signature____________________

                                    Note:  The above signature must correspond
                                           exactly with the name on the face of
                                           this Warrant